UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2012

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Item 3.03	Material Modification to Rights of Security Holders

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the tender offer and the use of proceeds of the offering described below. These statements reflect the registrant’s current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions and changes in spending priorities. The registrant undertakes no obligation to update any forward-looking statements contained herein.

On December 11, 2012, Alere Inc. (the “Company”) issued $450.0 million aggregate principal amount of its 7.250% senior notes due 2018 (the “Notes”) pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated November 28, 2012 by and among the Company, the Subsidiary Guarantors (as defined below) and Jefferies & Company, Inc., Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”). The Company previously reported its entry into the Purchase Agreement in a Current Report on Form 8-K filed on November 30, 2012.

The Notes bear interest at a rate of 7.250% per year, payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2013, and will mature on July 1, 2018 unless earlier redeemed. The Notes were offered at an initial offering price of 100%. The Company received net proceeds, after the Initial Purchasers’ discount and estimated offering expenses, of approximately $443.2 million.

The Company used approximately $267.4 million of its net proceeds to purchase approximately $248.1 million outstanding principal amount of the Company’s 7.875% Senior Notes due 2016 (CUSIP No: 46126P AG1) (the “2016 Notes”) that were validly tendered (and not validly withdrawn) by 5:00 p.m., New York City time, on December 10, 2012 pursuant to the Company’s previously announced tender offer and consent solicitation, which commenced on November 27, 2012. The purchased 2016 Notes represented approximately 99.3% of the outstanding principal amount of 2016 Notes. The consideration represented a tender offer payment of $1,019.43 per $1,000 principal amount of purchased 2016 Notes and a consent payment of $30.00 per $1,000 principal amount of purchased 2016 Notes, together with accrued and unpaid interest on the purchased 2016 Notes from the most recent interest payment date for the 2016 Notes to (but excluding) the payment date.

In the consent solicitation, the Company sought consents from the holders of 2016 Notes to certain proposed amendments to the Indenture dated as of August 19, 2009 (the “Base Indenture”) by and between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (such Base Indenture, as amended, supplemented and otherwise modified to date with respect to the 2016 Notes, the “2016 Notes Indenture”). The consents received exceeded the number needed to approve the proposed amendments. Accordingly, the Company, the subsidiary guarantors named therein and the Trustee, entered into the Fourteenth Supplemental Indenture dated as December 11, 2012 (the “Fourteenth Supplemental Indenture”) to the Base Indenture. Among other modifications, the Fourteenth Supplemental Indenture eliminated substantially all of the restrictive covenants and certain events of default under the 2016 Notes Indenture.

The following is a description of the Notes and certain agreements relating thereto.

The Notes were issued under the Base Indenture, as amended and supplemented by a Fifteenth Supplemental Indenture dated as of December 11, 2012 by and among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and the Trustee, as trustee (the “Fifteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes are the Company’s senior unsecured obligations and are equal in right of payment to all of the Company’s existing and future senior debt, and the Company’s obligations under the Notes and the Indenture are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of the Company’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”), and the Subsidiary Guarantors’ obligations under such guarantees are equal in right of payment to all of their existing and future senior debt.

The Company may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after December 15, 2015, by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 3.625% during the twelve months on and after December 15, 2015 to 1.813% during the twelve months on and after December 15, 2016 to zero on and after June 15, 2017.

The Company may, at its option, at any time (which may be more than once) prior to December 15, 2015, redeem up to 35% of the aggregate principal amount of the Notes with money that it raises in certain qualifying equity offerings, so long as:

•	the Company pays 107.250% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	the Company redeems the Notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the Notes remains outstanding afterwards.

The Company may, at its option, at any time (which may be more than once) prior to December 15, 2015, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, the Company must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If the Company or its subsidiaries engage in asset sales, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, repay senior indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture provides that the Company and its subsidiaries must comply with various customary covenants. The covenants under the Indenture limit, among other things, the ability of the Company and its subsidiaries to:

•	incur additional debt;

•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;

•	make certain investments;

•	create liens on their assets;

•	transfer or sell assets;

•	engage in transactions with their affiliates;

•	create restrictions on the ability of their subsidiaries to pay dividends or make loans, asset transfers or other payments to the Company and its subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its subsidiaries (taken as a whole).

These covenants are subject to important exceptions and qualifications, which are set forth in the Indenture. At any time that the Notes are rated investment-grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes.

On December 11, 2012, in connection with the issuance and sale of the Notes, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to file a registration statement with the

Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, the Company and the Subsidiary Guarantors have agreed pursuant to the Registration Rights Agreement to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 270 days after the issuance of the Notes. In the event that the Company and the Subsidiary Guarantors fail to comply with their registration obligations within the specified time periods, they will be required to pay additional interest on the Notes until such time that they cure such registration defaults or the Notes become freely tradeable.

Copies of the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the form of Note and the Registration Rights Agreement are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On December 11, 2012, the Company issued a press release announcing the completion of the offering of the Notes. Also on December 11, 2012, the Company issued a press release announcing the early results of its tender offer and consent solicitation for the 2016 Notes. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Fourteenth Supplemental Indenture, dated as of December 11, 2012, by and among the Company, the subsidiary guarantors named therein and Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Fifteenth Supplemental Indenture, dated as of December 11, 2012, by and among the Company, the subsidiary guarantors named therein and Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 7.250% Senior Notes due 2018 (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of December 11, 2012, by and among the Company, the guarantors named therein, and Jefferies & Company, Inc., Goldman, Sachs & Co., and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers.

99.1	Press release dated as of December 11, 2012 entitled “Alere Inc. Announces Completion of $450 Million Senior Notes Offering.”

99.2	Press release dated as of December 11, 2012 entitled “Alere Inc. Announces Early Results of its Tender Offer and Consent Solicitation for Any and All of its 7.875% Senior Notes due 2016.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: December 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourteenth Supplemental Indenture, dated as of December 11, 2012, by and among the Company, the subsidiary guarantors named therein and Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Fifteenth Supplemental Indenture, dated as of December 11, 2012, by and among the Company, the subsidiary guarantors named therein and Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 7.250% Senior Notes due 2018 (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of December 11, 2012, by and among the Company, the guarantors named therein, and Jefferies & Company, Inc., Goldman, Sachs & Co., and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers.

99.1	Press release dated as of December 11, 2012 entitled “Alere Inc. Announces Completion of $450 Million Senior Notes Offering.”

99.2	Press release dated as of December 11, 2012 entitled “Alere Inc. Announces Early Results of its Tender Offer and Consent Solicitation for Any and All of its 7.875% Senior Notes due 2016.”